Exhibit 99.1

Ameri100 Reports Second Consecutive Quarter of Year-Over-Year Adjusted EBITDA Profitability

Third Consecutive Quarter of Sequential Gross Margin Improvement

ATLANTA, Nov. 14, 2018 (GLOBE NEWSWIRE) -- AMERI Holdings, Inc. (NASDAQ: AMRH) (“Ameri100” or the “Company”), a specialized SAP® cloud, digital and enterprise services company, today reported its unaudited financial results for the three months and nine months ended September 30, 2018.

Third Quarter 2018 vs. Third Quarter 2017

  Revenue of $10.6 million compared to $12.5 million;
  Gross profit of $2.3 million compared to $2.6 million;
  Gross margin of 22.2% compared to 20.5%;
  GAAP net income (loss) of $3.9 million compared to $(4.6) million. GAAP net income includes a one-time non-cash gain of $7.3 million as a result of the Company’s change in estimate of its consideration payable related to a prior acquisition;
  Diluted earnings (loss) per share of $0.16 compared to $(0.31). Earnings per share for the third quarter of 2018 includes the issuance of 2.6 million shares of common stock related to the Company’s previously disclosed private placement; and
  Adjusted EBITDA of $5,403 compared to Adjusted EBITDA loss of $(426,092).

First Nine Months of 2018 vs. First Nine Months of 2017

  Revenue of $32.7 million compared to $37.1 million;
  Gross profit of $7.1 million compared to $8.2 million;
  Gross margin of 21.6% compared to 22.1%;
  GAAP net income (loss) of $0.4 million compared to $(9.6) million. GAAP net income includes a one-time non-cash gain of $7.3 million in the third quarter of 2018;
  Diluted earnings (loss) per share of $0.02 compared to $(0.66). Earnings per share for the first nine months of 2018 includes the issuance of additional shares of common stock related to the Company’s previously disclosed private placement; and
  Adjusted EBITDA was $35,626 compared to Adjusted EBITDA loss of $(194,699).

“Our 2018 third quarter results attest to a purposeful focus on both quality of revenue and Adjusted EBITDA profitability. Continued execution of our high margin solutions sales strategy yielded a 172-basis point improvement in gross margin and a second consecutive quarter of year-over-year positive Adjusted EBITDA. We are winning digital transformation projects because of our deep SAP domain expertise, broadened solutions offerings and an elevated profile within the SAP ecosystem following recent marquee wins and deployments. During the quarter we added to our client base, including our first healthcare market project and a leading golf lifestyle apparel brand. We also closed on a private placement that gives us the financial flexibility to pursue our organic growth strategy,” stated Brent Kelton, Chief Executive Officer at Ameri100.

“Ameri100 is differentiated in the market as the only SAP solutions-focused, publicly-traded IT services company. We are building a deep partner network around our unique market position that is generating new solutions sales opportunities to supplement our sales efforts and is driving an expanding deal pipeline,” continued Mr. Kelton. “With cloud computing central to SAP’s strategy, we are in the advanced stages of formalizing a partnership with a Top-3 cloud vendor that contributed a new client win for us with a Fortune 500 insurance company subsequent to the close of the quarter. Our machine learning partnership is driving both existing and prospective clients to inquire about this capability. SAP is also playing an increasing role in our business development efforts. Since the start of 2018 we have seen a substantial increase in our deal pipeline.”

Concluded, Mr. Kelton, “Looking ahead, favorable market trends support our revenue trajectory, and as we leverage our cost-efficient infrastructure and continue to shift revenue mix towards high-margin solutions sales, we expect to increase profitability. Our improving operating results, clean balance sheet, highly motivated salesforce and engaged partner base put us on a path to sustained growth.”

Updated Fiscal 2018 Financial Outlook
Based on its third quarter and nine months 2018 financial results and assuming a continued mix shift in favor of higher-margin solution sales, as well as an expected fewer number of billable days in its fourth quarter, the Company now expects revenue to be in the range of $40.0 million to $42.0 million for fiscal 2018. The Company also reaffirmed its prior guidance for adjusted EBITDA profitability for the current fiscal year.

Private Placement
During the third quarter of 2018, Ameri100 entered into securities purchase agreements with certain institutional and accredited investors for the sale of its common stock and warrants for total consideration of approximately $6,600,000. Pursuant to the private placement, the Company issued an aggregate of 3,250,000 shares of common stock to these investors at the closing of the private placement, along with pre-funded Series B warrants for the purchase of 19,508,621 shares of common stock and Series A warrants for the purchase of 22,544,139 shares of common stock. The Series A warrants have an exercise price of $0.3123 per share. As of November 14, 2018, the private placement investors have exercised the Series B warrants for the issuance of 16,661,552 shares of common stock.

Conference Call
Management will host a conference call on Thursday, November 15, 2018, at 8:30 a.m. ET (New York time) to discuss the Company’s results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 1-833-366-1126 or 1-412-902-6772. Please call in 10 minutes before the conference call is scheduled to begin. The conference call will also be broadcast live over the Internet. To listen to the live webcast of the call, please go to the Events section of the Ameri100 corporate website. If you are unable to listen live, the call will be archived and can be accessed for a period of one year through the ‘Events’ link provided above.

About Ameri100
Ameri100 is a specialized SAP® cloud, digital and enterprise services company which provides SAP® services to customers worldwide. Headquartered in Atlanta, Georgia, Ameri100 has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, the Company delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com.

Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Use of Non-GAAP Financial Measures
In addition to financial results calculated in accordance with U.S. generally accepted accounting principles ("GAAP"), information containing non-GAAP financial measures for the Company are disclosed in this press release. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers.

In this press release, the Company presents the non-GAAP financial measure "adjusted EBITDA." Company management uses this non-GAAP financial measures to evaluate the Company's performance. As the Company's core business is providing information technology services and products, Company management finds it useful to use "adjusted EBITDA", which does not include interest, taxes, depreciation, amortization, preferred stock dividends, stock-based compensation expenses, acquisition related expenses, restructuring expenses and changes in estimates related to acquisitions. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the day- to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, and that may obscure the trends and financial performance of the Company's core business. Company management believes the exclusion of the items described above from "adjusted EBITDA" is a very common measure utilized in the investment community and it helps Company management benchmark its operations and results with the industry.

The limitation associated with using these non-GAAP financial measures is that these measures exclude items that impact the Company's current period operating results. This limitation is best addressed by using these non-GAAP financial measures in combination with "net income (loss)", and "net income (loss) per diluted share" (the most comparable GAAP measures) because these non-GAAP financial measures do not reflect items that impact current period operating results and may be higher or lower than the most comparable GAAP measure.

Corporate Contact:
Barry Kostiner, Chief Financial Officer
IR@ameri100.com

Investor Relations Contact:
Sanjay M. Hurry
LHA Investor Relations
(212) 838-3777
IR@ameri100.com

– Financial Tables Follow –

AMERI HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Assets	Sep 30, 2018	Dec 31, 2017
Current assets:
Cash and cash equivalents	$2,063,690	$4,882,084
Accounts receivable	7,828,791	8,838,453
Other current assets	701,059	924,266
Total current assets	10,593,540	14,644,803
Other assets:
Intangible assets, net	7,249,490	9,469,703
Goodwill	21,898,323	21,898,323
Other assets	6,158,086	6,183,799
Total other assets	35,305,899	37,551,825
Total assets	$45,899,439	$52,196,628

Current liabilities:
Line of credit	$3,601,134	$4,053,318
Accounts payable & accrued expenses	5,976,672	7,907,533
Bank term loan	5,994	749,551
Dividend Payable	104,657	—
Consideration payable – cash	2,571,000	5,509,427
Consideration payable – equity	605,223	12,148,053
Total current liabilities	12,864,680	30,367,882
Long- term Liabilities:
Convertible notes	1,250,000	1,250,000
Bank term loan	1,698	1,130,563
Warrant liability	1,689,899	—
Total long-term liabilities	2,941,597	2,380,563
Total liabilities	$15,806,277	$32,748,445

Stockholders' equity:
Stockholders’ equity	30,093,162	19,448,183
Total liabilities and stockholders' equity	$45,899,439	$52,196,628

AMERI HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Sep 30, 2018	Three Months Sep 30, 2017	Nine Months Sep 30, 2018	Nine Months Sep 30, 2017

Revenue	$10,576,254	$12,529,928	$32,715,104	$37,139,114
Cost of revenue	8,230,456	9,966,490	25,637,422	28,941,535
Gross profit	2,345,798	2,563,438	7,077,682	8,197,579
Operating expenses
Selling, General and administration	2,655,902	5,685,905	8,059,432	13,559,632
Depreciation and amortization	636,495	817,284	2,266,513	2,332,041
Acquisition related expenses	227,952	5,694	237,952	390,174
Changes in estimate for consideration payable	(7,274,929)	—	(7,140,310)	(400,000)
Operating expenses	(3,754,580)	6,508,883	3,423,587	15,881,847
Operating Income (loss)	6,100,378	(3,945,445)	3,654,095	(7,684,268)
Interest expenses	(190,394)	(132,973)	(584,074)	(388,122)
Changes in fair value of warrant liability	(261,330)	—	(261,330)	—
Others, net	75,747	17,446	83,736	21,921
Income (loss) before income taxes	5,724,401	(4,060,972)	2,892,427	(8,050,469)
Income tax benefit	(24,934)	—	(24,934)	—
Income (loss) after income taxes	5,699,467	(4,060,972)	2,867,493	(8,050,469)
Net income attributable to non-controlling interest	—	(6,632)	—	(18,504)
Net Income (loss) attributable to the Company	5,699,467	(4,067,604)	2,867,493	(8,068,973)
Dividend on preferred stock	(1,816,452)	(541,864)	(2,478,005)	(1,546,655)
Net Income (loss) attributable to common stock holders	$3,883,015	$(4,609,468)	$389,488	$(9,615,628)

Basic (loss) per share	$0.18	$(0.31)	$0.02	$(0.66)
Diluted (loss) per share	$0.16	$(0.31)	$0.02	$(0.66)

Basic weighted average number of common shares outstanding	21,657,181	14,715,947	19,683,610	14,472,322
Diluted weighted average number of common shares outstanding	24,184,264	14,715,947	20,630,142	14,472,322

AMERI HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO EBITDA & ADJUSTED EBITDA

EBITDA and Adjusted EBITDA Calculation
	Three Months Sep 2018	Three Months Sep 2017	Nine Months Sep 2018	Nine Months Sep 2017
Net Income (loss) attributable to the Common Stockholders :	$3,883,015	$(4,609,468)	$389,488	$(9,615,628)
Dividend on Preference shares	1,816,452	541,864	2,478,005	1,546,655
Interest expense and other, net	114,647	115,527	500,338	366,201
Changes in fair value of warrants	261,330	—	261,330	—
Taxes	24,934	—	24,934	—
Depreciation and amortization	636,495	817,284	2,266,513	2,332,041
Earnings before interest, tax, depreciation and amortization (EBITDA)	$6,736,873	$(3,134,793)	$5,920,608	$(5,370,731)
Stock based compensation expense	315,507	2,696,375	890,276	5,167,354
Acquisition related expenses	227,952	5,694	237,952	390,174
Changes in estimates for consideration payable	(7,274,929)	—	(7,140,310)	(400,000)
Restructuring Expenses	—	—	127,100	—
Non-Controlling Interest	—	6,632	—	18,504
Adjusted (EBITDA)	$5,403	$(426,092)	$35,626	$(194,699)